As filed with the Securities and Exchange Commission on November 14, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOW GOOD INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2345075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1440 N Union Bower Rd

Irving, TX 75061

(214) 623-6055

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Claudia Goldfarb

Chief Executive Officer

Sow Good Inc.

1440 N Union Bower Rd

Irving, TX 75061

(214) 623-6055

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew M. Valentine, Esq.

DLA Piper LLP (US)

303 Colorado Street, Suite 3000

Austin, TX 78701

(512) 457-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Sow Good Inc., or the Registrant, believes that filing a shelf registration statement provides it with the flexibility to issue and sell securities if and when deemed appropriate and in the best interests of its stockholders. The Registrant may or may not issue and sell any securities under this registration statement.

This registration statement contains:

•
a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the securities identified above from time to time in one or more offerings, including the at-the-market offering as described below; and
•
a sales agreement prospectus supplement covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $20,000,000 of the Registrant’s common stock that may be issued and sold under a Sales Agreement by and between the Registrant and Needham & Company, LLC (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The common stock that may be offered, issued and sold by the Registrant under the sales agreement prospectus supplement is included in the $50,000,000 of securities that may be offered, issued and sold by the Registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $20,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $20,000,000 of securities not sold may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until this registration statement is declared effective by the U.S. Securities and Exchange Commission. This prospectus is not an offer to sell these securities nor does it seek any offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2024

PROSPECTUS

Sow Good Inc.

$50,000,000

of

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Offered, from time to time, by Sow Good Inc.

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we may provide a supplement to this prospectus that contains specific information about the offering as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

As of November 14, 2024, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold on September 20, 2024 of $12.46, was $60,142,575 based on 10,245,388 shares of outstanding common stock as of November 11, 2024, of which 4,826,852 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN OR THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock, par value $0.001 per share (“common stock”), is listed on The Nasdaq Capital Market under the symbol “SOWG.” On November 13, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $9.81 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50.0 million, as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are obtained by us or based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Sow Good,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Sow Good Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities. When we refer to “common stock,” we mean our common stock, par value $0.001 per share.

Sow Good logo is one of our trademarks used in this prospectus and the documents incorporated herein by reference. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties concerning our business, products and financial results. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

•
our ability to compete successfully in the highly competitive industry in which we operate;
•
our ability to maintain and enhance our brand;
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our ability to successfully implement our growth strategies;
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the effectiveness and efficiency of our marketing programs;
•
our ability to manage current operations and to manage future growth effectively;
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our future operating performance;
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our ability to attract new customers or retain existing customers;
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our ability to protect and maintain our intellectual property;
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the government regulations to which we are subject;
•
failure to obtain sufficient sales and distributions for our freeze dried product offerings;
•
the potential for supply chain disruption and delay;
•
the potential for transportation, labor, and raw material cost increases; and
•
the risks discussed in Part I, Item 1A, Risk Factors, included in our most recent Annual Report on Form 10-K and in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and those discussed in other documents we file from time to time with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.thisissowgood.com. The information on our website, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•
Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 22, 2024.
•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 15, 2024, August 14, 2024 and November 14, 2024, respectively.
•
Our Current Reports on Form 8-K filed with the SEC on January 11, 2024, January 25, 2024, February 22, 2024, March 6, 2024, March 13, 2024, March 29, 2024, April 2, 2024, April 15, 2024, April 16, 2024, April 19, 2024, May 2, 2024, May 9, 2024, May 29, 2024 and May 31, 2024.
•
The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023 and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Sow Good Inc.

1440 N Union Bower Rd

Irving, TX 75061

(214) 623-6055

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

Sow Good is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectioneries subcategory that we call freeze dried candy. We began commercializing our freeze dried candy products in the first quarter of 2023, and as of September 30, 2024, we have twenty-one stock keeping units (“SKUs”) in our Sow Good Candy line of treats and three SKUs in our Sow Good Crunch Cream line. We sell our treats using an omnichannel strategy primarily focused on the wholesale and retail channels with less than 2% of sales coming from e-commerce as of September 30, 2024. As of September 30, 2024, our treats are offered for sale in over 6,000 brick-and-mortar retail outlets in the United States. The rapid demand growth for our delectable treats since their retail debut in March 2023 highlights our consumers’ excitement for our novel and explosively flavorful treats that “satisfy your sweet tooth in fewer bites.”

Corporate Information

The registrant was initially incorporated in Delaware in April 2010 and became a publicly traded company when its shares began trading on July 1, 2010. Prior to April 2, 2012, the Company name was Ante5, Inc., which became an independent company in April 2010. From October 2010 through August 2019, the Company was engaged in the business of acquiring oil and gas leases and participated in the drilling of wells in the Bakken and Three Forks trends in North Dakota and Montana and managing similar assets for third parties under the name Black Ridge Oil & Gas, Inc. In December 2012, the Company reincorporated in Nevada. Effective January 21, 2021, the Company changed its name from Black Ridge Oil & Gas, Inc. to Sow Good Inc. to pursue the freeze dried fruits and vegetables business as acquired with its October 1, 2020 acquisition of S-FDF, LLC. On May 5, 2021, the Company announced the launch of its freeze dried consumer packaged goods food brand, Sow Good. Effective February 15, 2024, the Company reincorporated to the State of Delaware from the State of Nevada pursuant to a plan of conversion. Our principal executive offices are located at 1440 N Union Bower Rd, Irving, TX 75061 and our telephone number is (214) 623-6055. Our web site address is www.thisissowgood.com.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. When determining whether to invest, you should also refer to the other information contained or incorporated in this prospectus and in the applicable prospectus supplement and any applicable free writing prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes unless otherwise set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and amended and restated bylaws, each of which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

Our Articles of Incorporation authorize us to issue up to 520,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, of which 10,245,388 shares of common stock and no shares of preferred stock were issued and outstanding as of November 11, 2024. Our Articles of Incorporation provide that the affirmative vote of the holders of a majority of the then-outstanding shares of common stock is required to increase or decrease number of authorized shares, as described below.

Common Stock

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Our holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends as may be declared by our Board of Directors (the “Board”) out of funds legally available therefor, which may be paid in cash, property, or in shares of the Company’s capital stock. Upon liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of common stock are entitled to receive their ratable share of the net assets of the Company legally available for distribution after payment of all debts and other liabilities. There are no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Dividends

We have not declared or paid any dividends on our common stock since our inception and do not anticipate paying dividends for the foreseeable future. The payment of dividends will be subject to the discretion of our Board and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board, based upon the board’s assessment of our financial condition and performance, earnings, need for funds, capital requirements, prior claims of preferred stock to the extent issued and outstanding, and other factors, including income tax consequences, restrictions and applicable laws. There can be no assurance, therefore, that any dividends on our common stock will ever be paid.

Preferred Stock

The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board. The Board is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of all or any of the remaining preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

Number of Directors; Vacancies; Removal

Our Amended and Restated Bylaws (the “Bylaws”) provide that only our Board may increase or decrease the number of directors. Any vacancy on the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until the next annual election and until his successor is duly elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of stockholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office only until the next election of directors by the stockholder.

Our Bylaws provide that any director or directors of the corporation may be removed from office at any time, but only for cause and by the vote or written consent of stockholders representing not less than a majority of the issued and outstanding capital stock entitled to voting power.

Authorized Shares

The affirmative vote of the holders of a majority of the then-outstanding shares of common stock is required to increase or decrease the aggregate number of shares or the number of shares of any class we have authority to issue. Issuance of such a new class or series could, depending upon the terms of the class or series, delay, defer, or prevent a change of control of the Company.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws contain advance notice provisions that a stockholder must follow if it intends to bring business proposals or director nominations, as applicable, before a meeting of stockholders. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations at the annual meeting of stockholders.

No Cumulative Voting

Holders of our common shares do not have cumulative voting rights in the election of directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our common shares to elect any directors to our Board.

Anti-Takeover Provisions

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. A special meeting of stockholders may only be called by the Chairman of the Board, the Chief Executive Officer or the Executive Chairman of the Company or a majority of our Board. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. Our Certificate of Incorporation and Bylaws grant the Board the power to adopt, amend or repeal the Bylaws.

The foregoing provisions will make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to: facilitate our continued product innovation and the risk-taking that it requires; permit us to continue to prioritize our long-term goals rather than short-term results; and enhance the likelihood of continued stability in the composition of our board of directors and its policies. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition attempt and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Choice of Forum

Our Articles of Incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any stockholder (including a beneficial owner of stock) to bring: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of, or claim based on, breach of a fiduciary duty owed by any of our directors, officers, employees, agents or stockholders to us or to our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, the Charter or the Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of the Charter or Bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine. Our Charter also provides the, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any claims for which federal courts have exclusive jurisdiction.

Limitations on Liability and Indemnification of Officers and Directors

Our Articles of Incorporation provide that no director or officer will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

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any breach of the director’s duty of loyalty to our company or our stockholders;
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any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;
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unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
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any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our Bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer or trustee. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer.

Trading Symbol and Market

Our common stock is quoted on the Nasdaq Capital Market under the symbol “SOWG.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and the trustee named therein. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “SOWG,” “we,” “our” or “us” refer to Sow Good Inc.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

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the title and ranking of the debt securities (including the terms of any subordination provisions);
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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
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any limit on the aggregate principal amount of the debt securities;
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the date or dates on which the principal of the securities of the series is payable;
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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
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any provisions relating to any security provided for the debt securities;
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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities” below.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

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we are the surviving corporation or the successor person (if other than SOWG) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
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default in the payment of principal of any security of that series at its maturity;
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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or SOWG and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of SOWG; or
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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1).

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

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to cure any ambiguity, defect or inconsistency;
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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
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to provide for uncertificated securities in addition to or in place of certificated securities;
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to add guarantees with respect to debt securities of any series or secure debt securities of any series;
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to surrender any of our rights or powers under the indenture;
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to add covenants or events of default for the benefit of the holders of debt securities of any series;
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to comply with the applicable procedures of the applicable depositary;
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to make any change that does not adversely affect the rights of any holder of debt securities;
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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
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reduce the principal amount of discount securities payable upon acceleration of maturity;
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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
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waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
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the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;
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the terms of any rights to redeem or call the warrants;
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the date on which the right to exercise the warrants will commence and the date on which the right will expire;
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United States Federal income tax consequences applicable to the warrants; and
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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

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to vote, consent or receive dividends;
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receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
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exercise any rights as shareholders of Sow Good.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

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the title of the series of units;
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identification and description of the separate constituent securities comprising the units;
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the price or prices at which the units will be issued;
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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
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a discussion of certain United States federal income tax considerations applicable to the units; and
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any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

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a limited-purpose trust company organized under the New York Banking Law;
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a “banking organization” within the meaning of the New York Banking Law;
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a member of the Federal Reserve System;
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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•
an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at the market” offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•
at a fixed price or prices, which may be changed;
•
at market prices prevailing at the time of sale;
•
at prices related to such prevailing market prices; or
•
at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock that we issue and sell will be listed on The Nasdaq Capital Market or any other national exchange on which our common stock is then listed for trading, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

DLA Piper LLP (US), Austin, Texas will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sow Good Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Sow Good Inc. as of December 31, 2023 and 2022 appearing in this prospectus and registration statement have been audited by Urish Popeck & Co., LLC and M&K CPAS, PLLC, respectively, each an independent registered public accounting firm, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The information in this prospectus supplement is not complete and may be changed. We may not sell or accept an offer to buy the securities under this prospectus supplement until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2024

PROSPECTUS SUPPLEMENT

Up to $20,000,000

Common Stock

We entered into a sales agreement dated November 14, 2024 (the “Sales Agreement”) with Needham & Company, LLC (the “Sales Agent”), relating to the issuance and sale of shares of our common stock, $0.001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $20,000,000 from time to time through or to the Sales Agent, acting as our sales agent.

Our common stock is quoted on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SOWG.” On November 13, 2024, the last reported sales price of our common stock on Nasdaq was $9.81 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of shares of common stock but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to up to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-9 regarding the compensation to be paid to the Sales Agent.

We are a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements.

As of November 14, 2024, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold on September 20, 2024 of $12.46, was $60,142,575 based on 10,245,388 shares of outstanding common stock as of November 11, 2024, of which 4,826,852 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-3 of this prospectus supplement, page S-14 of the accompanying prospectus and the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Needham & Company

The date of this prospectus supplement is , 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings. Under this prospectus supplement, we may from time to time sell shares of our common stock having an aggregate offering price of up to $20,000,000, at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Sales Agent has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Sales Agent take any responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial conditions, liquidity, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and the Sales Agent are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Sow Good,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Sow Good Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should carefully read and consider the more detailed information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the risk factors included or incorporated by reference herein and therein. You also should carefully read the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Overview

Sow Good is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectioneries subcategory that we call freeze dried candy. We began commercializing our freeze dried candy products in the first quarter of 2023, and as of September 30, 2024, we have twenty-one stock keeping units (“SKUs”) in our Sow Good Candy line of treats and three SKUs in our Sow Good Crunch Cream line. We sell our treats using an omnichannel strategy primarily focused on the wholesale and retail channels with less than 2% of sales coming from e-commerce as of September 30, 2024. As of September 30, 2024, our treats are offered for sale in over 6,000 brick-and-mortar retail outlets in the United States. The rapid demand growth for our delectable treats since their retail debut in March 2023 highlights our consumers’ excitement for our novel and explosively flavorful treats that “satisfy your sweet tooth in fewer bites.”

Corporate Information

The registrant was initially incorporated in Delaware in April 2010 and became a publicly traded company when its shares began trading on July 1, 2010. Prior to April 2, 2012, the Company name was Ante5, Inc., which became an independent company in April 2010. From October 2010 through August 2019, the Company was engaged in the business of acquiring oil and gas leases and participated in the drilling of wells in the Bakken and Three Forks trends in North Dakota and Montana and managing similar assets for third parties under the name Black Ridge Oil & Gas, Inc. In December 2012, the Company reincorporated in Nevada. Effective January 21, 2021, the Company changed its name from Black Ridge Oil & Gas, Inc. to Sow Good Inc. to pursue the freeze dried fruits and vegetables business as acquired with its October 1, 2020 acquisition of S-FDF, LLC. On May 5, 2021, the Company announced the launch of its freeze dried consumer packaged goods food brand, Sow Good. Effective February 15, 2024, the Company reincorporated to the State of Delaware from the State of Nevada pursuant to a plan of conversion. Our principal executive offices are located at 1440 N Union Bower Rd, Irving, TX 75061 and our telephone number is (214) 623-6055. Our web site address is www.thisissowgood.com.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $20,000,000.
Common stock to be outstanding immediately after this offering

Up to 12,284,124 shares (as more fully described in the notes following this table), assuming sales of 2,038,736 shares of our common stock in this offering at an assumed offering price of $9.81 per share, which was the last reported sale price of our shares of common stock on Nasdaq on November 13, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At the market offering” that may be made from time to time through or to the Sales Agent. See “Plan of Distribution.”
Use of Proceeds

We currently intend to use the net proceeds of this offering primarily for working capital, capital expenditures and general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk Factors

Investing in our common stock involves significant risks. See the disclosure under the heading “Risk Factors” on page S-3 in this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement.

The Nasdaq Capital Market symbol	Our common stock is currently traded on Nasdaq under the symbol “SOWG.”

The number of shares of common stock to be outstanding is based on 10,245,388 shares of common stock outstanding as of November 11, 2024, and excludes:

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666 shares of our common stock are issuable upon the exercise of options outstanding under the Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”) as of September 30, 2024;
•
2,000 shares of our common stock are issuable upon the exercise of options outstanding under the 2016 Non-Qualified Stock Option Plan (the “2016 Plan”) as of September 30, 2024;
•
2,527,905 shares of our common stock are issuable upon the exercise of options outstanding under the 2020 Stock Incentive Plan (the “2020 Plan”) as of September 30, 2024;
•
95,811 shares of our common stock are issuable upon the exercise of options outstanding under the 2024 Stock Incentive Plan (the “2024 Plan”) as of September 30, 2024;
•
195,000 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $9.80 per share as of September 30, 2024; and
•
2,904,189 shares of our common stock are reserved for future issuance under our 2024 Plan, which is now effective, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the 2024 Plan.

Except as otherwise indicated, all information in this prospectus supplement and the accompanying prospectus assumes no exercise of the outstanding options or warrants referred to above, no vesting and settlement of the outstanding restricted stock units referred to above, and no sales pursuant to the Sales Agreement other than this offering.

RISK FACTORS

Investment in the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below, as well as the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, as may be updated by our subsequent filings under the Exchange Act, and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring shares of our common stock. The occurrence of any of these risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline and you could lose all or part of your investment.

Additional Risks Relating to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 2,038,736 shares of our common stock are sold at an assumed offering price of $9.81 per share, the last reported sale price of our common stock on Nasdaq on November 13, 2024, for aggregate gross proceeds of approximately $20,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $5.58 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent that any options or warrants are exercised, any restricted stock units vest and are settled, any new equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with strategic and other transactions), there will be further dilution to new investors.

You may experience dilution if we issue additional equity securities in future fundraising transactions.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future resales of our common stock could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus supplement, and we cannot predict if and when shares sold in this offering, if any, will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of shares of our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the

Sales Agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the documents that we incorporate by reference and any free writing prospectuses include forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties concerning our business, products and financial results. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

•
our ability to compete successfully against competitors with significantly greater financial and relationship resources than us in the highly competitive industry in which we operate;
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our ability to maintain and enhance our brand;
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our ability to successfully implement our growth strategies related to launching new products;
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the effectiveness and efficiency of our marketing programs;
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our ability to manage current operations and to manage future growth effectively;
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our future operating performance;
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our ability to attract new customers or retain existing customers;
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our ability to protect and maintain our intellectual property;
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the government regulations to which we are subject;
•
failure to obtain sufficient sales and distributions for our freeze dried product offerings;
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the potential for supply chain and shipping disruption and delay;
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the potential for transportation, labor, and raw material cost increases; and
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the risks discussed in Part I, Item 1A, Risk Factors, included in our most recent Annual Report on Form 10-K and in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and those discussed in other documents we file from time to time with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $20,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use any net proceeds from the sale of common stock under this prospectus supplement primarily for working capital, capital expenditures and other general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in high-quality, short-term, interest-bearing obligations, investment-grade instruments or certificates of deposit.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of September 30, 2024 was $32.8 million, or $3.20 per share of common stock based upon 10,245,388 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2024.

After giving effect to the sale of our common stock in the aggregate amount of $20.0 million at an assumed offering price of $9.81 per share, the last reported sale price of our common stock on Nasdaq on November 13, 2024, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $51.9 million, or $4.23 per share of common stock. This represents an immediate increase in net tangible book value of $1.03 per share to our existing stockholders and an immediate dilution in net tangible book value of $5.58 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as-adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as-adjusted information assumes that all of our common stock in the aggregate amount of $20.0 million is sold at the assumed offering price of $9.81 per share, the last reported sale price of our common stock on Nasdaq on November 13, 2024. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$9.81
Historical net tangible book value per share as of September 30, 2024	$3.20
Increase in net tangible book value per share attributable to the offering	$1.03
As adjusted net tangible book value per share, after this offering		$4.23
Dilution per share to investors purchasing shares in this offering		$5.58

An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $9.81 per share shown in the table above, assuming that all of our common stock in the aggregate amount of $20.0 million during the term of the Sales Agreement with the Sales Agent is sold at that price, would increase our as adjusted net tangible book value per share to $4.39 and would decrease the dilution in net tangible book value per share to new investors in this offering to $5.42, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $9.81 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20.0 million during the term of the Sales Agreement with the Sales Agent is sold at that price, would decrease our as adjusted net tangible book value per share to $4.07 and would increase the dilution in net tangible book value per share to new investors in this offering to $5.74, after deducting commissions and estimated offering expenses payable by us.

The number of shares of common stock to be outstanding is based on 10,245,388 shares of common stock outstanding as of November 11, 2024, and excludes:

•
666 shares of our common stock are issuable upon the exercise of options outstanding under the 2012 Plan as of September 30, 2024;
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2,000 shares of our common stock are issuable upon the exercise of options outstanding under the 2016 Plan as of September 30, 2024;
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2,527,905 shares of our common stock are issuable upon the exercise of options outstanding under the 2020 Plan as of September 30, 2024;
•
95,811 shares of our common stock are issuable upon the exercise of options outstanding under the 2024 Plan;
•
195,000 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $9.80 per share as of September 30, 2024; and
•
2,904,189 shares of our common stock are reserved for future issuance under the 2024 Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the 2024 Plan.

Except as otherwise indicated, all information in this prospectus supplement and the accompanying prospectus assumes no exercise of the outstanding options or warrants referred to above, no vesting and settlement of the outstanding restricted stock units referred to above, and no sales pursuant to the Sales Agreement other than this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, you will experience further dilution.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agent relating to the sale of shares of our common stock offered by this prospectus supplement. Under this prospectus supplement, in accordance with the terms of the Sales Agreement, we may sell shares of our common stock for an aggregate offering price of up to $20,000,000 from time to time through or to the Sales Agent, acting as sales agent, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The sales, if any, of shares made under the Sales Agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the Sales Agreement, we will notify the Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Sales Agent, unless it declines to accept the terms of the notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay the Sales Agent an aggregate commission equal to up to 3.0% of the gross proceeds from the sale of common stock offered hereby. In addition, we have agreed to reimburse certain expenses of the Sales Agent in an amount not to exceed $75,000 in connection with the establishment of this “at the market offering.” In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these fees and reimbursed expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $250,000.

Settlement for sales of common stock will generally occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of shares of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the Sales Agent for certain other specified expenses.

The offering of our common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement or (ii) termination of the Sales Agreement as provided therein.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SOWG.” The transfer agent for our common stock is Empire Stock Transfer, Inc.

The Sales Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

DLA Piper LLP (US), Austin, Texas will pass upon the validity of the shares of common stock offered hereby. Latham & Watkins LLP, New York, New York, is counsel to the Sales Agent in connection with this offering.

EXPERTS

The audited financial statements of Sow Good Inc. as of December 31, 2023 and 2022 appearing in this prospectus and registration statement have been audited by Urish Popeck & Co., LLC and M&K CPAS, PLLC, respectively, each an independent registered public accounting firm, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.thisissowgood.com. The information on our website, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.

This prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

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Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 22, 2024.
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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 15, 2024, August 14, 2024 and November 14, 2024, respectively.
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Our Current Reports on Form 8-K filed with the SEC on January 11, 2024, January 25, 2024, February 22, 2024, March 6, 2024, March 13, 2024, March 29, 2024, April 2, 2024, April 15, 2024, April 16, 2024, April 19, 2024, May 2, 2024, May 9, 2024, May 29, 2024 and May 31, 2024.
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The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023 and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Sow Good Inc.

1440 N Union Bower Rd

Irving, TX 75061

(214) 623-6055

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

SOW GOOD INC.

Up to $20,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Needham & Company

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$7,655
FINRA filing fee	$8,000
Printing expenses	$(1)
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Blue Sky, qualification fees and expenses	$(1)
Transfer agent fees and expenses	$(1)
Warrant agent fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

1.2	Sales Agreement, dated as of November 14, 2024, by and between Sow Good Inc. and Needham & Company, LLC

2.1	Plan of Conversion of Sow Good Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2024).

3.1

Articles of Conversion of Sow Good Inc., as filed with the Secretary of State of the State of Nevada (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2024).

3.2

Certificate of Conversion of Sow Good Inc., as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2024).

3.3

Certificate of Incorporation of Sow Good Inc., as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2024).

3.4	Amended and Restated Bylaws of Sow Good Inc. (incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2024).

4.1	Form of Common Stock Certificate of Sow Good Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2024).

4.2*	Form of Specimen Certificate Representing Preferred Stock.

4.3*	Form of Warrant.

4.4*	Form of Warrant Agreement.

4.5*	Form of Unit Agreement.

4.6	Form of Indenture.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.2	Consent of Urish Popeck & Co., LLC, independent registered public accounting firm.

23.3	Consent of M&K CPAS, PLLC, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities).

107	Filing Fee Table.

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on November 14, 2024.

SOW GOOD INC.

By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Claudia Goldfarb and Ira Goldfarb, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Claudia Goldfarb	Chief Executive Officer and Director (co-principal executive officer)	November 14, 2024
Claudia Goldfarb

/s/ Ira Goldfarb	Executive Chairman of the Board of Directors (co-principal executive officer)	November 14, 2024
Ira Goldfarb

/s/ Brendon Fischer	Interim Chief Financial Officer (principal financial officer and principal accounting officer)	November 14, 2024
Brendon Fischer

/s/ Bradley Berman	Director	November 14, 2024
Bradley Berman

/s/ Joe Mueller	Director	November 14, 2024
Joe Mueller

/s/ Lyle Berman	Director	November 14, 2024
Lyle Berman

/s/ Edward Shensky	Director	November 14, 2024
Edward Shensky

/s/ Chris Ludeman	Director	November 14, 2024
Chris Ludeman